Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned hereby agree that a single Schedule 13G (or any amendment thereto) relating to the Class A Common Stock of Freshworks Inc. shall be filed on behalf of each of the undersigned and that this Agreement shall be filed as an exhibit to such Schedule 13G.

Date:    November 14, 2024

CAPITALG 2013 LP

By: CapitalG 2013 GP LLC
       its General Partner

By: /s/ Barry N. Hurwitz
Name:  Barry N. Hurwitz
Title:    Attorney-in-fact

CAPITALG 2013 GP LLC

By: /s/ Barry N. Hurwitz
Name:  Barry N. Hurwitz
Title:    Attorney-in-fact

CAPITALG 2014 LP

By: CapitalG 2014 GP LLC
       its General Partner

By: /s/ Barry N. Hurwitz
Name:  Barry N. Hurwitz
Title:    Attorney-in-fact

CAPITALG 2014 GP LLC

By: /s/ Barry N. Hurwitz
Name:  Barry N. Hurwitz
Title:    Attorney-in-fact

CAPITALG LP

By: CapitalG GP LLC
       its General Partner

By: /s/ Barry N. Hurwitz
Name:  Barry N. Hurwitz
Title:    Attorney-in-fact

CAPITALG GP LLC

By: /s/ Barry N. Hurwitz
Name:  Barry N. Hurwitz
Title:    Attorney-in-fact

CAPITALG II LP

By: CapitalG II GP LLC
       its General Partner

By: /s/ Barry N. Hurwitz
Name:  Barry N. Hurwitz
Title:    Attorney-in-fact

CAPITALG II GP LLC

By: /s/ Barry N. Hurwitz
Name:  Barry N. Hurwitz
Title:    Attorney-in-fact

CAPITALG IV LP

By: CapitalG IV GP LLC
       its General Partner

By: /s/ Barry N. Hurwitz
Name:  Barry N. Hurwitz
Title:    Attorney-in-fact

CAPITALG IV GP LLC

By: /s/ Barry N. Hurwitz
Name:  Barry N. Hurwitz
Title:    Attorney-in-fact

ALPHABET HOLDINGS LLC

By: /s/ Barry N. Hurwitz
Name:  Barry N. Hurwitz
Title:    Attorney-in-fact

ALPHABET INC.

By: /s/ Barry N. Hurwitz
Name:  Barry N. Hurwitz
Title:    Attorney-in-fact